UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HIGHLANDS BANCORP, INC.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HIGHLANDS BANCORP, INC.
310 Route 94
Vernon, NJ 07462

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 3, 2011

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Highlands Bancorp, Inc.  (the "Company"), the holding company for Highlands State Bank (the “Bank”) to be held on May 3, 2011 at 4:00 p.m. at the corporate headquarters of the Company, 310 Route 94, Vernon, New Jersey 07462.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

1.	The election of twelve (12) Directors of the Company to serve for the terms described in the proxy statement and until their successors are elected and shall qualify;

2.
An Amendment to the Company’s Certificate of Incorporation to provide for 1,000,000 shares of series preferred stock, the terms, conditions and designations of which may be set by the Board of Directors at the time of issuance;

3.	The approval of Highlands Bancorp, Inc. 2011 Equity Compensation Plan;

4.	To consider and approve the following advisory (non-binding) proposal:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) contained  in this Proxy Statement”; and

5.	Such other business as shall properly come before the Annual Meeting.

The Board of Directors of the Company believes that the election of the nominees for director, and each of the other proposals, are in the best interests of the Company and its shareholders.  For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each nominee for director, and “FOR” each proposal set forth in the Proxy Statement.

Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares will be represented.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ George E. Irwin

George E. Irwin
President & CEO

Vernon, New Jersey
April 1, 2011

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 3, 2011. Our Proxy Statement and Annual Report to Shareholders are also available on line at http://www.highlandsstatebank.com/Regulatory_Filings.html

HIGHLANDS BANCORP, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2011
___________________________________________________________

GENERAL PROXY STATEMENT INFORMATION

This Proxy Statement is being furnished to shareholders of Highlands Bancorp, Inc.  (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on May 3,  2011 at 4:00 p.m., at the corporate headquarters of the Company, 310 Route 94, Vernon, New Jersey 07462 (the "Annual Meeting").

The approximate date on which this Proxy Statement and the accompanying proxy card are being mailed to the Company’s shareholders is on or about April 1, 2011.

Record Date, Outstanding Securities and Voting Rights

The Board of Directors has fixed the close of business on March 24, 2011 as the record date (the “Record Date”) for the determination of the holders of common stock entitled to receive notice of and to vote at the Annual Meeting.  At the close of business on the Record Date, there were 1,788,262 shares of common stock outstanding.  Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting.

Shareholders of the Company are requested to complete, date and sign the accompanying form of proxy and return it promptly to the Company in the enclosed envelope.  If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon.  If no voting instructions are given, proxies received by the Company will be voted “FOR” approval of the Directors nominated for election and “FOR” each other proposal described in this Proxy Statement. With regard to any other matter properly presented at the Annual Meeting, the proxy will be voted in the discretion of the persons named in the proxy.

Revocability of Proxies

Any shareholder who executes a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Company, by executing and delivering a substitute proxy to the Company or by attending the Annual Meeting and voting in person.  If a shareholder desires to revoke a proxy by written notice, such notice should be mailed or delivered, so that it is received on or prior to the meeting date, to Eileen D. Piersa, Highlands Bancorp, Inc., 310 Route 94, Vernon, New Jersey 07462

Solicitation of Proxies

This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company.  In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by officers, Directors and employees of the Company and/or the Bank, who will not be specially compensated for such solicitation activities.

SUMMARY OF THE PROXY PROPOSALS

The following is a summary of certain information contained in this proxy statement.  The summary is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement.  You are urged to read the more detailed information appearing in this Proxy Statement before determining how to vote on the proposals described in this summary.

What proposals are included in this Proxy Statement?

The Board of Directors is asking shareholders to vote on several proposals:  the re-election of the current Directors to serve for new terms on the Board of Directors, an amendment to the Company’s Certificate of Incorporation which will give the Board additional flexibility in raising capital, a new Equity Compensation Plan which will permit the Board to grant stock options or shares of restricted stock to members of management of the Company and a non-binding shareholders’ resolution with respect to the Company’s executive compensation.

How does the Board of Directors recommend that I vote on these proposals?

The Board of Directors recommends that shareholders vote in favor of the Board’s nominees for election to the Board of Directors, in favor of the proposed amendment to the Company’s Certificate of Incorporation, in favor of the Equity Compensation Plan, and in favor of the non-binding shareholders’ resolution with respect to the Company’s executive compensation.

Why is the Board recommending the amendment to the Certificate of Incorporation?

In general, the amendment will provide authorization for a new class of one million shares of series preferred stock, and grant the Board of Directors the authority to set the terms and conditions of the preferred stock at the time it is issued.  The Board believes that having the authority to issue shares of preferred stock without having to get prior shareholder approval of the specific terms and conditions will provide the Board with greater flexibility in quickly raising capital for the Company.  Capital could be raised to permit the Company to take advantage of a particular business opportunity, expand a line of business, or continue to fund the Company’s growth. In addition, the Company has completed and filed its application to be approved for participation in the Treasury Department’s Small Business Lending Fund. If it elects to participate, the Company will need to have authorized shares of preferred stock available.

Why is the Board proposing a new Equity Compensation Plan?

In 2006, the Board and shareholders of the Bank, as the predecessor of the Company, approved the Highland State Bank 2006 Nonstatutory Stock Option Plan, the Highlands State Bank 2006 Incentive Stock Option Plan, and the Highland State Bank 2006 Nonemployee Directors Stock Option Plan (the “2006 Plans”).  The 2006 Plans permit the granting of options to purchase up to 150,000 shares of common stock, or 8.3% of the Company’s currently outstanding shares.  83% of the options authorized under the 2006 Plans have been granted, limiting the Company’s ability to provide equity incentives to attract and retain additional senior management.  The Board of Directors believes that having the authority to grant equity compensation is a critical component of the Board’s ability to attract and retain senior management, including board members, and is an important element in tying the interests of management to those of the shareholders.

PROPOSAL 1
ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than 5 nor more than 25 and permit the exact number to be determined from time to time by the Board of Directors.  Currently, the Board has set the number of Directors at twelve (12).

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below.  If elected, each nominee will serve until the 2012 Annual Meeting of Shareholders and until his or her replacement has been duly elected and qualified.

The following table sets forth the names, ages, and principal occupations for all nominees, as well as their prior service on the Board.  Each nominee is currently a member of the Board of Directors of the Company.  Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with the Company	Age	Principal Occupation for Past Five Years	Term of Office Commenced:
John V. Bosma Director	44	President and manager/estimator of Boz Electrical Contractors, Inc. (electrical contractor), Vernon, NJ.	2005
E. Jane Brown Director	63	Chief Financial Officer, Catholic Academy of Sussex County, Sparta, NJ.	2008
George E. Irwin Director, President, CEO	67	President and Chief Executive Officer of the Bank since 2005; President and Chief Executive Officer of the Company since inception. Director, American Bankers Professional Insurance Company (mutual insurance company) from 1999-2004.	2005
Andrew J. Mulvihill Director	48	President, Mountain Resort Properties (real estate brokerage), Vernon, NJ; Executive, Crystal Springs Builders LLC, Crystal Springs Development LLC, Crystal Springs Resort Development LLC and affiliates (real estate developer/builders), Vernon, NJ	2005
Steven V. Oroho Director	52	New Jersey State Senator, District 24; previously Certified Financial Planner, Stonebridge Capital Management, West Caldwell, NJ.	2008
Jeffrey M. Parrott Vice-Chairman	55	President/CEO of Parr Homes, Inc., t/a Neil Parrott Real Estate (real estate brokerage), Wantage, NJ.	2008
Dov Perlysky Director	48	Managing Member, Nesher, LLC (private investment firm) since 2000; Director, Engex, Inc. (closed-end mutual fund); Director, Pharma-Bio Serv, Inc. (pharmaceutical services); Director OakTree Educational Partners, Inc. (formerly Florham Consulting Corp).;Vice President of Private Client Group, Laidlaw Global Securities (registered broker-dealer) from 1998-2002.	2006
Edward H. Rolando Director	68	General Manager, Earth-Tec Associates (site and utility contractor), Vernon, NJ.	2005
Charles H. Shotmeyer Director	47	President, Shotmeyer Bros Petroleum Corp.: previously Chief Financial Officer, Van Dyk Health Care, Inc. (long- term care services), Hawthorne, NJ.	2006

Martin Theobald Director	59	Owner, Heaven Hill Farm (retail garden center and farm market), in Vernon, NJ.	2005
Douglas Verduin Director	55	Certified Public Accountant and member, Berry, Verduin & Koch, LLC (certified public accountants), Ridgewood, NJ.	2005
Bruce D. Zaretsky Chairman of the Board	66	President and Chief Executive Officer, Glenwood Homes, Inc. (real estate construction), Vernon, NJ.	2005

(1) Includes prior service on the Board of Directors of the Bank prior to the formation of the Company, if applicable.

To the Company’s knowledge, except as discussed below, no Director of the Company is also a director, or was a director during the previous 5 years, of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940.  Mr. Dov Perlysky serves as a Director of three companies having a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended:  OakTree Educational Partners, Inc. (formerly Florham Consulting Corp.), Engex, Inc.  and Pharma-Bio Serv, Inc.

The Company encourages all Directors to attend the Company’s annual meeting.  This is the Company’s first annual shareholders meeting.

Director Qualifications

John V. Bosma – Mr. Bosma is the President of Boz Electrical Contractors, Inc., an electrical contracting company doing business primarily in Northern New Jersey and headquartered in Vernon, NJ.  As president of a small business in the Bank’s market, Mr. Bosma’s business experience has provided him with insight and understanding of many of the same issues our small business customers deal with today.

E. Jane Brown – Ms. Brown is the Chief Financial Officer of the Catholic Academy of Sussex County in Sparta, NJ.  She is also an assistant treasurer and a director of Newton Memorial Hospital in Newton, NJ.  Ms. Brown’s accounting background and financial experience provides the Board with an awareness of issues facing the Company and the Bank.

George E. Irwin – Mr. Irwin is the President and Chief Executive Officer of the Company and the Bank.  He has been in the business of banking and finance for over forty five years.  Prior to the incorporation of the Bank, Mr. Irwin held the same position at Greater Community Bancorp from 1987 to 2003.  Mr. Irwin’s experience in all areas of community banking equips him to lead the Company and the Bank both in the present environment and toward future growth.

Andrew J. Mulvihill – Mr. Mulvihill is President of Mountain Resort Properties, Vernon, NJ; Executive of Crystal Springs Builders LLC, Crystal Springs Development LLC, Crystal Springs Resort Development LLC and affiliates (real estate developer/builders), Vernon, NJ.  Mr. Mulvihill, through his related business enterprises is one on the largest employers in the Bank’s Sussex County market.  His experience in marketing, development and finance provides the board with an awareness of business conditions being encountered in the market.

Steven V. Oroho – Mr. Oroho is a New Jersey State Senator representing NJ district 24.  He is a member of both the Senate Budget and Appropriations Committee and the Senate Economic Growth Committee.  Prior to being elected State Senator Mr. Oroho was elected to the Sussex County Board of Chosen Freeholders.  Mr. Oroho is presently a certified financial planner with Stonebridge Capital Management.  Mr. Oroho’s knowledge of the Company and the Bank’s market and his finance and accounting background provide him with insight into many of the matters facing the Company and the Bank.

Jeffrey M. Parrott – Mr. Parrott is Vice-Chairman of the Board of Directors of the Company and the Bank.  He is also President and Chief Executive Officer of Parr Home, Inc., t/a Neil Parrott Real Estate, Wantage, NJ.  Mr. Parrott was elected to the Sussex County Board of Chosen Freeholders in November, 2007.  His knowledge of the real estate market is particularly valuable to the board both in the present environment and toward the future growth of the Company and the Bank in its market.

Dov Perlysky – Mr. Perlysky is Managing Member, Nesher, LLC (private investment firm) since 2000; Director, Engex, Inc. (closed-end mutual fund); Director, Pharma-Bio Serv, Inc. (pharmaceutical services); Director OakTree Educational Partners, Inc. (formerly Florham Consulting Corp.) and Vice President of Private Client Group, Laidlaw Global Securities (registered broker-dealer) from 1998-2002.  Mr. Perlysky brings a background in sales, marketing and management as well as experience dealing with public company responsibility.  His insight into public company matters as well as management experience is of value to the Company and the board.

Edward H. Rolando – Mr. Rolando is the general manager of Earth-Tec Associates, a site and utility contractor in NJ and NY.  Earth-Tec Associates is headquartered in Vernon, NJ.  Mr. Rolando has been involved in the Company and the Bank’s market for many years.  The board benefits from his knowledge of the construction and development business as well as his knowledge of the Company and the Bank’s market.

Charles H. Shotmeyer – Mr. Shotmeyer is President of Shotmeyer Bros, Inc. a seller of heating oil, kerosene and diesel fuel in Northern New Jersey.  Prior to his current position Mr. Shotmeyer was the chief financial officer of Van Dyk Health Care, Inc., a multi-facility, long term care service provider. He is a certified financial planner and former banker, having been a lending officer at a New Jersey Community Bank.  Mr. Shotmeyer’s background in finance and banking contributes to the board’s understanding of issues facing the Company and the Bank.

Martin Theobald – Mr. Theobald is the owner of Heaven Hill Farm a retail garden center and farm market in Vernon, NJ.  He has been involved with the local business community and a civic volunteer for many years.  Mr. Theobald’s position in and knowledge of the Company and the Bank’s market provides valuable insight to the board.

Douglas Verduin – Mr. Verduin is Certified Public Accountant and member of Berry, Verduin & Koch, LLC (certified public accountants), Ridgewood, NJ.  His financial, accounting and auditing background provides the board with understanding of many of the issues facing the Company and the Bank.

Bruce D. Zaretsky – Mr. Zaretsky is the Chairman of the Board of Directors of the Bank.  He is the President and Chief Executive Officer of Glenwood Homes, Inc., a builder and developer in Vernon, NJ and surrounding communities.  Mr. Zaretsky has been an active party in the Company and the Bank’s market area for many years.  As such he brings knowledge of the community and insight of the local economy to the board.

Diversity

Although the Company does not have a formal policy on diversity, our Nominating and Corporate Governance Committee considers all aspects of a candidate’s background when selecting candidates for board service. When the Board determines a need to fill a director position, the Committee begins to identify qualified individuals for consideration. The Committee seeks individuals that possess skill sets that a prospective director will be required to draw upon in order to contribute to the Board, including professional experience, education, and local knowledge. While education and skills are important factors, the Committee also considers how candidates will contribute to the overall balance of the Board, so that the Bank will benefit from directors with different perspectives, varying view points and wide-ranging backgrounds and experiences.

Board Leadership

The Company has determined to separate the positions of CEO and Board Chairman, with Mr. George E. Irwin serving as President and CEO, and Bruce D. Zaretsky serving as Chairman.  The Board believes that this structure is currently the most appropriate for the Company because it provides the Board with additional diversity of views on managing the Bank and provides the Board with greater independence.

Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by the Company and the Bank include credit risk relating to its loans and interest rate risk related to its entire balance sheet. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the loan and ALCO committees. These committees exercise oversight reviewing and updating the Board approved policies and overseeing management’s compliance with the policies. The Committee’s receive reports from management and asses the continuing effectiveness of the Bank’s policies.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND MANAGEMENT

Security Ownership of Management

The following table sets forth information as of March 1, 2011 regarding the number of shares of common stock beneficially owned by all Directors, executive officers described in the compensation table, and by all Directors and executive officers as a group.  Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty (60) days.  Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a partner.

	Common Stock
	Beneficially		Percentage
Name	Owned (1)		of Class (2)

John V. Bosma	9,249	(3)	0.52%
E. Jane Brown	12,305	(3)	0.69%
George E. Irwin	81,900	(4)	4.46%
Andrew J. Mulvihill	17,488	(5)	0.98%
Steven V. Oroho	18,985	(3)	1.06%
Jeffrey M. Parrott	16,515	(6)	0.92%
Dov Perlysky	37,662	(7)	2.11%
Edward H. Rolando	17,418	(3)	0.97%
Charles H. Shotmeyer	16,000	(3)	0.89%
Martin Theobald	15,500	(3)	0.87%
Doulgas Verduin	15,500	(3)	0.87%
Bruce D. Zaretsky	24,350	(8)	1.36%
All Executive Officers and
Directors as a Group (12
persons)	282,872	(9)	15.10%

(1)	The address for all persons listed is c/o Highlands Bancorp, Inc., 310 Route 94, PO Box 160, Vernon, NJ 07462.
(2)
Based on 1,788,262 shares actually outstanding. Pursuant to SEC Regulation 13d, the percentage owned by each of the named individuals assumes the exercise of options held by that individual but the nonexercise of options held by any other stockholder, and the percentage owned by all executive officers and Directors as a group assumes the exercise of options held by all members of the group but the nonexercise of options held by any other stockholder.

(3)	Includes 3,000 shares purchasable upon the exercise of immediately exercisable options.
(4)	Includes 50,000 shares subject to stock options.
(5)	Includes 1,988 shares held jointly with wife.
(6)
Includes 397 shares held jointly with wife and 197 shares held by wife.  Also includes 594 shares held as custodian for Carson, Carley & Connor Parrott, of which Mr. Parrott disclaims beneficial ownership and 397 shares owned by Parr Homes, Inc.

(7)	Includes 32,662 shares owned through limited liability companies over which Mr. Perlysky has sole voting power.
(8)	Includes 5,000 shares subject to stock options.
(9)	Includes 85,000 shares subject to stock options.

None of the shares disclosed in the table above are pledged.

Other than as provided above, the following table sets forth information concerning the beneficial ownership of shares of Common Stock as of March 1, 2011 of all holders of common stock known to the Bank who beneficially own five (5%) percent or greater of our common stock.

Name of Beneficial Owner of More than 5% of the Common Stock	Number of Shares Beneficially Owned (1)	Percentage of Class
Starboard Fund for New Bancs, L.P. 200 W. Adams Street, Suite 1015 Chicago, IL 60606	159,000	8.89%

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power.  It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option.  Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

Board of Directors and Committees

Meetings of the Board of Directors are held twelve (12) times annually and as needed.  The Board of Directors held thirteen (13) meetings in the year ended December 31, 2010. The Company’s policy is that all Directors make every effort to attend each meeting.  For the year ended December 31, 2010, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the respective Board of Directors and the total number of meetings of committees on which the respective Directors served.

A majority of the Board consists of individuals who are “independent” under the listing standards of the Nasdaq Stock Market (George E. Irwin is an officer and employee of the Bank and therefore not independent).   Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to: Bruce D. Zaretsky, Chairman, Highlands Bancorp, Inc., P.O. Box 160, Vernon, New Jersey 07462. Any correspondence sent to Mr. Zaretsky will be reviewed in confidence and not by the bank’s management.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Bank’s CEO and senior financial officer, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management.  Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Business Ethics is available on our website at www.highlandsstatebank.com.

Committees

The Board of Directors has an Audit Committee, a Loan Committee, an ALCO/Investment Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Audit Committee.

The Company maintains an Audit Committee.  The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and oversees adherence to a system of internal controls.  The Audit Committee reviews and accepts the reports of the Company’s independent auditors and regulatory examiners.  The Audit Committee evaluates and implements the recommendations of interim audits performed by the Company’s internal auditor, receives all reports of examination of the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports.  The Audit Committee met three (3) times during 2010.  The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.highlandsstatebank.com.  In 2010 the Audit Committee consisted of Douglas Verduin, Chairman, E. Jane Brown, Steven V. Oroho, Edward H. Rolando and Charles H. Shotmeyer, all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act.  In addition, Douglas Verduin has been determined by the Board to be the “Audit Committee financial expert”, as such term is defined by SEC Rules.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting.  The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditor, both of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and ParenteBeard LLC, our independent auditors.  We have discussed with ParenteBeard LLC, the matters required to be discussed by U.S. Auditing Standards Section AU380, “Communication with Audit Committees”. We also have received the written disclosures and letters from ParenteBeard LLC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence, and have discussed with representatives of ParenteBeard LLC their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on form 10-K for the fiscal year 2010 for filing with the Securities and Exchange Commission.

Douglas Verduin, Chairman
E. Jane Brown
Steven V. Oroho
Edward H. Rolando
Charles H. Shotmeyer

Loan Committee

The Loan Committee consists of the following members: Martin Theobald, Chair, John V. Bosma, Andrew J. Mulvihill, Jeffrey M. Parrott, and Edward H. Rolando.

The Loan committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to loan policy, including:

●	establishing the loan approval system;
●	approving all loans in excess of a predetermined amount;
●	reviewing all past due reports, rated loan reports, non-accrual reports and other reports and indicators of overall loan portfolio quality;
●	engaging, as appropriate, and reviewing the findings of, outsourced credit review consultants;
●	reviewing and responding to all credit issues identified by way of regulatory examinations and outsourced credit review consultants;
●	establishing measurements for adequacy of the loan loss reserve;
●	reviewing any other matter pertaining to the loan portfolio such as yield and concentration.

ALCO Investment Committee

The Investment/ALCO Committee consist of the following members: Steven V. Oroho, Chair, and Dov Perlysky. The principal responsibilities of the Investment/ALCO committee include:
●	overseeing the Bank’s actions relating to interest rate risk and liquidity risks;
●	reviewing management’s strategies for investment securities activities, deposit programs, and lending initiatives;
●	evaluating the Bank’s liquidity position and considering the impact of anticipated changes in that position; and
●	approving trading strategies and review positions in securities

The Investment/ALCO committee is also responsible for the overall investment strategy and asset/liability and investment policy.  This includes liquidity management, risk management, net interest margin management, monitoring deposit level trends and pricing, monitoring asset level trends and pricing and portfolio decisions.

Compensation Committee

In 2010, the Compensation Committee consisted of Directors Steven V. Oroho, Chair, E. Jane Brown, Andrew J. Mulvihill, Dov Perlysky and Douglas Verduin.  Each member of the Compensation Committee is independent, as such term is defined in the Nasdaq listing standards.  The purpose of the Compensation Committee is to review senior management’s performance and determine compensation, and review and set guidelines for compensation of all employees. The Compensation Committee does not delegate its authority regarding compensation. Mr. Irwin, our CEO, provides input to the Committee regarding the compensation of our executive officers. Currently, no consultants are engaged or used by the Compensation Committee for purposes of determining or recommending compensation.  In 2010, the Compensation Committee met three (3) times. The Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.highlandsstatebank.com.

Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is comprised of Andrew J. Mulvihill, Chair, Jeffrey M. Parrott, Dov Perlysky and Charles H. Shotmeyer.  Each member of the Nominating and Corporate Governance Committee is independent as such term is defined in the Nasdaq listing standards.  The Nominating and Corporate Governance Committee met one (1) time during 2010.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.highlandsstatebank.com.

The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and then identify and evaluate candidates and make recommendations to the Board regarding those assessments and/or candidates.  The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election.  The Nominating and Corporate Governance Committee will consider qualified nominees for director recommended by shareholders.  All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Bank.  Recommendations should be sent to Andrew J. Mulvihill, c/o Highlands State Bank, P.O. Box 160, Vernon, New Jersey 07462.  Any nomination for a director to be nominated at the 2012 annual meeting must have been received by December 1, 2011.  Nominees should have a minimum of an undergraduate degree, have experience in a senior executive position in a corporate or equivalent organization, have experience in at least one facet of the Company’s business or its major functions, be active in the communities in which the Company conducts business and be able to positively represent the Company to its customers and potential customers.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to the CEO and up to the two other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal year ended December 31, 2010.

						Non-equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)

George E. Irwin	2010	176,500	-	-	-	-	12,000 (1)	188,500
President and CEO	2009	184,226	-	-	-	-	12,000 (1)	196,226

(1)  Consists of an automobile allowance.

In 2005 the Bank entered into an Employment Agreement employing George E. Irwin to serve as the Bank’s President and Chief Executive Officer and to serve on the Bank’s board of directors. On May 19, 2009, the agreement was extended until October 12, 2012. The term will be renewed automatically for one-year terms after 2012 unless either party provides notice of non-renewal to the other party at least 60 days before the employment anniversary date. Mr. Irwin’s base salary for 2011 is $176,500 per annum and his current annual auto allowance is $12,000. If the Bank terminates Mr. Irwin’s employment without “cause” (as defined in the Employment Agreement), as a severance benefit the Bank will continue Mr. Irwin’s salary for 12 months, plus accrued vacation and continuation of health benefits for one year. Had Mr. Irwin been terminated without cause at December 31, 2010, his severance payment would have been worth $192,397. Notwithstanding these terms of Mr. Irwin’s employment Agreement, the Bank may be unable to pay any severance to Mr. Irwin due to the Bank’s participation in the U.S. Treasury’s Capital Purchase Program (“CPP”). See “Recent Legislation and Its Impact on Executive Compensation” below.

During the twelve (12) months Mr. Irwin is entitled to severance pay following a termination of his employment by Bank without cause, Mr. Irwin may not, within Sussex County, New Jersey or Orange County, New York, accept employment with or render any services to any other entity whose primary business is banking or employ or offer to employ in a professional capacity any officer or employee of the Bank. Furthermore, for two years after a termination of his employment with the Bank, Mr. Irwin will not solicit any customer of the Bank.

No severance will be due to Mr. Irwin if he terminates the Employment Agreement.

If the Bank terminates Mr. Irwin’s employment for cause, he will not be entitled to a continuation of salary or other benefits after the termination date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The Company maintains three (3) stock option plans, the Highland State Bank 2006 Nonstatutory Stock Option Plan, the Highlands State Bank 2006 Incentive Stock Option Plan, and the Highland State Bank 2006 Nonemployee Directors Stock Option Plan (collectively, the “Plans”).  Under the Plans, the Company is authorized to issue options to purchase up to 150,000 shares of the Company’s common stock, in the aggregate. Each of the Plans will terminate in April of 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
George E. Irwin, President and CEO	25,000	0	0	$10.00	4/2016	0	$ -	0	$ -

Potential Payments upon Termination or Change-in-Control

In the event of a termination of Mr. Irwin’s employment as a result of a merger, acquisition of the Company stock by another entity or a substantial change in ownership of the Company during the term of his employment, Mr. Irwin will be entitled to severance pay of 2.99 times his annual compensation unless he is requested to remain employed by the new entity at a position comparable in title, responsibility, authority and salary at a location within 10 miles of the Company current headquarters. Had the Company engaged in a change in control and had Mr. Irwin become entitled to severance under these provisions of his agreement, his severance would have been worth $527,735.

Recent Legislation and Its Impact on Executive Compensation

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) became law. Under the ARRA, all institutions that have received government investment under the U.S. Treasury’s Troubled Asset Relief Program, which includes the Capital Purchase Program (the “CPP”), are required to comply with new executive compensation restrictions. Among other things, these restrictions prohibit the payment of severance to an institution’s senior executive officers upon their departure from the institution for any reason.  In addition, the institution’s highest paid employee may not receive a cash bonus, but may receive a bonus in the form of restricted stock provided that (i) the restricted stock does not vest until the Treasury’s investment is redeemed, and (ii) the value of the restricted stock does not exceed one-third of the officer’s annual compensation. These restrictions remain in place for so long as the government’s investment in the institution is outstanding.

On May 8, 2009 and December 22, 2009, the Bank completed financing transactions with the United States Treasury under the TARP. The Company is therefore subject to these restrictions, and would be unable to make any of the severance payments to Mr. Irwin required under his employment agreement.

Directors’ Compensation

	Fees
	Earned or	Stock	Option
	Paid in Cash	Awards	Awards
	($)	(shares)	(shares) (1)	Total
John V. Bosma	-	-	3,000	3,000
E. Jane Brown	-	-	3,000	3,000
George E. Irwin	-	-	50,000	50,000
Andrew J. Mulvihill	-	-	3,000	3,000
Steven V. Oroho	-	-	3,000	3,000
Jeffrey M. Parrott	-	-	3,000	3,000
Dov Perlysky	-	-	3,000	3,000
Edward H. Rolando	-	-	3,000	3,000
Charles H. Shotmeyer	-	-	3,000	3,000
Martin Theobald	-	-	3,000	3,000
Douglas Verduin	-	-	3,000	3,000
Bruce D. Zaretsky	-	-	5,000	5,000

Transactions with Management

We expect to engage in banking transactions in the ordinary course of business with our shareholders, Directors and employees and their affiliates, including members of their families or corporations, partnerships or other organizations in which such shareholders, Directors and employees have a controlling interest, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

The Bank is also a party to a lease agreement with Main Street Associates Inc., which is partially owned by Mr.  Bosma and Mr. Zaretksy, who serve as directors of the Company and the  Bank.  The Board of Directors believes that this lease agreement is an arms length transaction, as favorable to Bank as the Bank would have received from an unrelated third party.

INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2010 were ParenteBeard LLC.  ParenteBeard LLC has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the company for the fiscal years ended December 31, 2010 and 2009 by the Company’s principal accounting firm are shown in the following table.

	Fiscal Year Ended December 31,
(In Dollars)	2010	2009

Audit fees (1)	$72,371	$74,139
Audit-related fees (2)	1,538	4,812
Tax fees (3)	9,400	9,000
All other fees (4)	25,000	-

Total Fees	$108,309	$87,951

(1) Includes professional services rendered for the audit of the Bank's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings, including review of Form 10 filed in 2010 and 2009 and out-of pocket expenses.

(2) Assurance and related servies reasonably related to performance of the audit or review of financial statements including the following; assistance with accounting for business combination, preferred stock issuance, new accounting standards disclosures, deferred taxes and review of proxy statement drafts.

(3) Tax fees include the following: preparation of state and federal taxes.

(4) Other fees include assistance with Extensible Business Reporting Language (XBRL)
compliance along with related software.

These fees were approved in accordance with the Audit Committee's policy.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2010.

PROPOSAL 2 —
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
TO CREATE PREFERRED STOCK

The Board of Directors has unanimously approved and recommended that the shareholders of the Company approve a proposed amendment (the “Amendment”) to the Company's Certificate of Incorporation creating a new class of 1,000,000 authorized shares of Series Preferred Stock (the “Preferred Stock”).  The Amendment will provide the Board of Directors the authority to set the specific terms, rate of dividends, preferences and conditions of any Series of Preferred Stock upon its issuance, without further shareholder approval. The form of the amendment is attached as Exhibit A hereto.

The Board does not have any current plans to issue shares of Preferred Stock, and adoption of Proposal 2 will not cause any current change to the Company's outstanding capitalization. The Board of Directors is considering participating in the Small Business Lending Fund, a program run by the United States Department of the Treasury, which would require the issuance of preferred stock, but has not yet determined whether participation is in the best interest of the Company.

The Board of Directors believes that having so-called "blank check" Preferred Stock authorized in the Company's Certificate of Incorporation will provide the Board with greater flexibility in raising capital for the Company, permitting the Company to take advantage of business expansion opportunities or changes in the market that may arise from time to time.  In addition, the Board believes that, given the current economic turmoil and the volatility of the overall market for common stock, preferred stock, either alone or in combination with shares of our common stock, may be a more attractive instrument to potential investors, and allow the Company to execute its plans for growth.

The use of Preferred Stock may permit the Company to raise capital without diluting the voting interests or ownership interests of current holders of the common stock.  Permitting the Board to set the terms, rates, conditions and preferences of any issuance of any series of Preferred Stock at the time the stock is issued, without further shareholder approval, will permit the Board the maximum flexibility and allow the Board to react to potentially changing market conditions or business opportunities which require capital.  In certain situations, issuance of a series of Preferred Stock could hinder the ability of a third-party to take control of the Company.

Required Vote

In order for the Amendment to be approved, the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting is required.

Unless marked to the Contrary, the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” approval of the Amendment.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PREFERRED STOCK AMENDMENT.

PROPOSAL 3
APPROVAL OF THE  HIGHLANDS BANCORP, INC.
2011 EQUITY COMPENSATION PLAN

The Board of Directors has approved for submission to the shareholders the Highlands Bancorp, Inc.  2011 Equity Compensation Plan (the “Plan”), set forth as Exhibit B to this proxy statement.  The Plan authorizes the Company to issue stock options or restricted stock to eligible participants.  Stock options granted under the Plan may be incentive stock options or non-qualified stock options.

Introduction

The Board of Directors firmly believes that management and employees should have an equity stake in the Company and that equity should be a significant part of management’s compensation.  The Board believes that this will ensure that the interests of management and the shareholders are closely aligned.  Although shareholders have previously approved the 2006 Plans, most of the permitted grants under the 2006 Plans have been awarded, and only 26,000 shares remain eligible for award under the 2006 Plans. Therefore, the Board has unanimously recommended and submitted for shareholder approval the Plan. The Company believes that the Plan will improve the Company’s ability to attract and retain talented management.

Types of Awards

The Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options and restricted stock awards.

Administration

The Plans will be administered by the Board of Directors, which will have power to (i) designate the participants to receive awards, and (ii) determine the number of shares subject to each award, the date of grant and the terms and conditions governing the awards, including any vesting schedule. In addition, the Board is charged with the responsibility of interpreting the Plan and making all administrative determinations thereunder.  Options granted under the Plans may be ISOs, subject to the requirements of the Code, or non-qualified options. In addition, grants of restricted stock may be made under the Plan.

Eligibility

Management officials of the Company and/or the Bank, including employees, officers, non-employee directors, advisory board members and other service providers to the Company and/or are eligible to receive options under the Plans.

Shares Subject to the Plan

The Plan covers awards of up to 136,000 shares of the Company’s common stock. Under the Plan, the number and price of shares available for grant and the number of shares covered by stock options will be adjusted equitably for stock splits, stock dividends, recapitalizations, mergers and other changes in the common stock.

Term of Options

Options granted under the Plan will have maximum terms of ten (10) years, subject to earlier termination of the options as provided by the Plan.

Exercise Price of Options

Options granted under the Plan as ISO’s are to be granted at an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of the grant.  However, if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of the Company 's common stock, the purchase price per share of common stock deliverable upon the exercise of each option shall not be less than 110% of the fair market value of the common stock on the date of grant or the par value of the common stock, whichever is greater.  All non-qualified options must have an exercise price of at least 100% of fair market value on the date of grant.   Fair market value is to be determined by the Board of Directors in good faith.  The closing sale price for the Company’s Common Stock on March 3, 2011 was $3.50 per share.

Restricted Stock Awards

Eligible participants chosen to receive restricted stock awards under the Plan will be granted shares of the Company’s common stock, subject to forfeiture in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

Tax Consequences

The options granted under the Plan should be considered as having no readily ascertainable fair market value at the time of grant because the options are not tradable on an established market.  Because of this, for federal income tax purposes, no taxable income results to the optionee upon the grant of an option.  If the option is an ISO, upon the issuance of shares to the optionee upon the exercise of the option, there is also no taxable income, assuming compliance with certain holding periods.  Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO.

If shares acquired upon the exercise of an ISO are not disposed of either within the two-year period following the date the option is granted or within the one-year period following the date the shares are issued to the optionee pursuant to exercise of the option, the difference between the amount realized on any disposition thereafter and the option price will be treated as a long-term capital gain or loss to the optionee.  If a disposition occurs before the expiration of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates.  In such event, the Company will be entitled to a corresponding deduction from its income, provided the Company withholds and deducts as required by law.  Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs.  Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain.

The recipient of a non-statutory option realizes compensation taxable as ordinary income at the time the option is exercised or transferred.  The amount of such compensation is equal to the amount by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock.  At the time the compensation income is realized by the recipient of the option, the Company is entitled to an income tax deduction in the amount of the compensation income, provided applicable rules pertaining to tax withholding are satisfied and the compensation represents an ordinary and necessary business expense of the Company.  The stock acquired upon exercise of the option has an adjusted basis in the hands of the recipient equal to its fair market value taken into account in determining the recipient's compensation and a holding period commencing on the date the stock is acquired by the recipient.  At the time the stock is subsequently sold or otherwise disposed of by the recipient, the recipient will recognize a taxable capital gain or loss measured by the difference between the adjusted basis of the stock at the time it is disposed of and the amount realized in connection with the transaction.  The long term or short term nature of such gain or loss will depend upon the applicable holding period for such stock.

A recipient of restricted stock under the Plans will not recognize taxable income upon the grant of a restricted stock award unless such recipient makes an election under Section 83(b) of the Code (a “Section 83(b) Election”) to be taxed as if the underlying shares were vested shares.  If the recipient makes a valid Section 83(b) Election within 30 days of the date of the grant, then such recipient will recognize ordinary compensation income, for the year in which the stock award is granted, in an amount equal to the fair market value of the common stock at the time the award is granted.  If a valid Section 83(b) Election is not made, then the recipient will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the fair market value of the common stock at the time of such lapse.  The participant will have a tax basis in the common stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

Upon the disposition of the common stock acquired pursuant to a restricted stock award, the recipient will recognize a capital gain or loss equal to the difference between the sale price of the common stock and the recipient’s tax basis in the common stock.  This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

Amendment or Termination

No options or restricted stock awards may granted under the Plan more than ten (10) years after adoption by the shareholders, but options or restricted stock awards previously granted may extend beyond that date.  The Board of Directors may at any time amend, suspend or terminate the Plan.

Equity Compensation Plans

The proposal to adopt the Plan will not affect the 2006 Plans.  Set forth below is certain information with respect to the awards issued pursuant to the 2006 Plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	124,000	$10.00	26,000

Equity compensation plans not approved by security holders	0	0	0
Total	124,000	$10.00	26,000

New Plan Benefits

No awards will be granted under the Plan before it is approved by our shareholders.  Awards under the Plan will be made to eligible Participants at the discretion of the Board of Directors.  As a result, it is not possible to determine the number or type of awards that may be granted at this time.

Required Vote

In order for the Plan to be approved, the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting is required.

Unless marked to the Contrary, the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” approval of the 2011 Equity Compensation Plan.

Recommendation

THE BOARD OF DIRECTOS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE 2011 EQUITY COMPENSATION PLAN.

PROPOSAL 4 -
ADVISORY VOTE ON EXECUTIVE PAY

Under the ARRA, entities that participate in any assistance programs administered by the United States Department of the Treasury, including the CPP, are required to provide shareholders the opportunity to vote on a non-binding advisory proposal to approve the compensation of executives.  The Bank closed investments with the U.S. Treasury under the CPP on May 8, 2009 and December 22, 2009. Accordingly, the Company’s shareholders are entitled to cast a non-binding advisory vote on the Company’s executive compensation.

The Company has determined to implement this requirement by providing shareholders a simple vote that indicates their position (by a yes or no vote) with respect to the Bank’s executive compensation.

Our Board of Directors, primarily through our Compensation Committee, annually reviews and approves corporate and/or individual goals and objectives relevant to the compensation of our executive officers, evaluates performance in light of those goals and objectives, and makes recommendations to the Board for compensation levels based on this evaluation. In determining any long-term incentive component of compensation, the Committee will consider all such factors as it deems relevant, such as the Company’s performance and relative shareholder return, the value of similar incentive awards at comparable companies and the awards granted in previous years.  We also believe that the Company, the Bank and their shareholders benefit from these compensation policies.

The Board recommends that shareholders approve, in an advisory vote, the following resolution:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in this proxy statement, including the tabular disclosure regarding the Company’s executive officers in this Proxy Statement. ”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL SET FORTH ABOVE.

PROPOSALS FOR 2012 ANNUAL MEETING

Any proposal that a shareholder wishes to have presented at the next annual meeting of shareholders, to be held in 2012, must be received no later than December 1, 2011.  It is urged that any such proposals be sent by certified mail, return receipt requested to the Company, Attn: Carol J. Hults, Vice President and Corporate Secretary.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the meeting other than as set forth herein.  However, if any other matters properly come before the Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

EXHIBIT A

Article V of the Certificate of Incorporation is amended to include the following Section (C) as follows:

(C)

Part 1.       The capital stock of the Corporation shall include 1,000,000 shares of Preferred Stock which may be issued in one or more classes or series.  The shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series of Preferred Stock, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

Part 2.       The Board of Directors of the Corporation is expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders, amendments to this Certificate of Incorporation authorizing the issuance of one or more classes or series of  Preferred Stock for such consideration as the Board of Directors may fix.  In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

(a)           The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors;

(b)           The dividend rate of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

(c)           The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

(d)           Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(e)           Whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(f)           The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(g)           Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock and/or Common Stock ranking junior to the shares of the class or series;

(h)           Whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

(i)            Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.”

EXHIBIT B

PROPOSED
HIGHLANDS BANCORP, INC.

2011 EQUITY COMPENSATION PLAN

Section 1.  Purpose

The Highlands Bancorp, Inc. 2011 Equity Compensation Plan (the "Plan") is hereby established to foster and promote the long-term success of Highlands Bancorp, Inc. (the "Company"), the holding company of Highlands State Bank (the “Bank”), and its shareholders by providing members of management, including employees and management officials, with an equity interest in the Company. The Plan will assist the Company in attracting and retaining the highest quality of experienced persons to serve as employees and Directors and in aligning the interests of such persons more closely with the interests of the Company's shareholders by encouraging such parties to maintain an equity interest in the Company.

Section 2.  Definitions

Capitalized terms not specifically defined elsewhere herein shall have the following meaning:

"Act" means the Securities Exchange Act of 1934, as amended from time to time, and any rules and regulations promulgated thereunder.

“Award” means the grant of Options or a Restricted Stock Award hereunder.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Common Stock" or "Stock" means the common stock, no par value per share, of the Company.

"Company" means Highlands Bancorp, Inc. and any present or future subsidiary or parent corporations of Highlands Bancorp, Inc. (as defined in Section 424 of the Code) or any successor to such corporations.

"Disability" shall mean the Participant’s inability for a period of three (3) consecutive months, or for six (6) months during any twelve (12) month period, to perform the requirements of the Participant’s position with the Company due to physical or mental impairment; provided, however, with respect to a Participant who has been granted an Incentive Stock Option such term shall have the meaning set forth in Section 422(c)(6) of the Code.  For purposes of Restricted Stock Awards under Section 8, “Disability” shall be as defined in Section 8.3(a)(1).   The determination of whether a Disability exists will be made by the Board.

"Fair Market Value" means, with respect to shares of Common Stock, the fair market value as determined by the Board in good faith and in a manner established by the Board from time to time, taking into account such factors as the Board shall deem relevant, including the book value of the Common Stock and, to the extent there is an established trading market for the Common Stock, the market value of the Common Stock.

"Incentive Stock Option" means an option to purchase shares of Common Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

"Management Official" means an employee of the Company, a non-employee member of the Board, a member of any advisory Board or any other service provider to the Company.

"Non-Qualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted hereunder.

"Participant" means a Management Official selected by the Board to receive an Option or Restricted Stock Award under the Plan.

"Plan" means the Highlands Bancorp, Inc. 2011 Equity Compensation Plan.

“Restricted Stock Award” means a grant of shares of Common Stock pursuant to Section 8 hereof.

"Termination for Cause" means termination because of Participant's intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule regulation (other than traffic violations or similar offenses) or final cease and desist order issued by any regulatory agency having jurisdiction over the Participant or the Company.

Section 3.  Administration

(a)           The Plan shall be administered by the Board.  Among other things, the Board shall have authority, subject to the terms of the Plan, to grant Awards, to determine the type of Award granted, to determine the individuals to whom and the time or times at which Awards may be granted, to determine whether Options are to be Incentive Options or Non-Qualified Stock Options (subject to the requirements of the Code, which provide that only employees may receive Incentive Options), to determine the terms and conditions of any Award granted hereunder, including whether to impose any vesting period, and if the Award is an Option, the exercise price thereof, subject to the requirements of this Plan.

(b)           Subject to the other provisions of the Plan, the Board shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan.  The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any grant agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c)           The Board may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Section 4.  Eligibility and Participation

Management Officials of the Company shall be eligible to participate in the Plan.  The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Award or Awards granted to each Participant.  Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code; i.e., employees of the Company.

Section 5.  Shares of Stock Available for Options

(a)           The maximum number of shares of Common Stock which may be issued under the Plan is 136,000 subject to the adjustments as provided in this Section 5 and Section 10, to the extent applicable.  If an Award granted under this Plan expires or terminates before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Award grant under the Plan.

(b)           In the event that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Common Stock in respect of which Awards may be granted under the Plan to Participants, (ii) the number and kind of shares of Common Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that no adjustment shall be made pursuant to this Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder or fail to comply with the requirements of Rule 16b-3 under the Act or any successor or replacement regulation. No fractional Shares shall be issued on account of any such adjustment.

(c)           Any adjustments under this Section will be made by the Board, whose determination as to what adjustments, will be made and the extent thereof will be final, binding and conclusive.

Section 6.  Non-Qualified Stock Options

6.1           Grant of Non-Qualified Stock Options.

Subject to the provisions hereof, the Board may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board may determine, and may grant Non-Qualified Stock Options in exchange for and upon surrender of previously granted Options under this Plan.  Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

(a)           Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board on the date the option is granted.  The purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or the par value of the Common Stock, whichever is greater.  Shares may be purchased only upon full payment of the purchase price.

(b)           Terms of Options.  The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant.

(c)           Termination of Service.  Except as provided herein, unless otherwise determined by the Board, upon the termination of the service of a Participant who is not an employee for any reason other than Disability, death or Termination for Cause, the Participant's Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the participant at the date of termination and only for one (1) year from the date of such termination. In the event of death or termination of service of a Participant who is not an employee as a result of Disability of the Participant, all Non-Qualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives, or beneficiaries of the Participant for one (1) year from the date of such termination.  Upon the termination of the service of a Participant who is a common law employee of the Company for any reason other than Disability, death or Termination for Cause, the Participant's Non-Qualified Stock Options shall be exercised only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of three (3) months following termination.  In the event of death or termination of service of a Participant who is a common law employee of the Company as a result of Disability of any such Participant, all Non-Qualified Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one (1) year or such longer period as is determined by the Board following the date of the Participant's death or termination of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term.  Notwithstanding any other provisions set forth herein to the contrary nor any provision contained in any agreement relating to the award of an option, in the event of a Termination for Cause, all of the Participant's Non-Qualified Stock Options shall immediately expire upon such Termination for Cause and shall not be exercisable, regardless of whether such Non-Qualified Stock Options were vested.

(d) Transferability.  Except as provided for hereunder, no Option granted under the Plan shall be assignable or transferable by a Participant, and any attempted disposition thereof shall be null and void and of no effect.    Nothing contained herein shall be deemed to prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.  Incentive Stock Options

7.1           Grant of Incentive Stock Options.

The Board may, from time to time, grant Incentive Stock Options to Management Officials who are employees of the Company.  Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)           Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or the par value of the Common Stock, whichever is higher.  However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant or the par value of the Common Stock, whichever is greater.  Shares may be purchased only upon payment of the full purchase price.

(b)           Amounts of Options.  Incentive Stock Options may be granted to any Management Official who is an employee of the Company in such amounts as determined by the Board.  In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option first becomes exercisable) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000.  The provisions of this Section 7.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.  To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option.  The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified Options.

(c)           Terms of Options.  The term during which each Incentive Stock Option may be exercised shall be determined by the Board, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant.  If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than ten percent (10%) of the total combined voting power of the Company (or, under Section 422(d) of the Code, is deemed to own Common Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five (5) years from the date of grant.

(d)           Termination of Service.  Except as provided in Section 7.1(e) hereof, upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three (3) months following termination.  Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause all rights under the Participant's Incentive Stock Options shall expire immediately upon termination, and such Incentive Stock Options shall not be exercisable.

Unless otherwise determined by the Board, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or beneficiaries of the Participant for one (1) year following the date of the participant's death or termination of employment as a result of Disability.  In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

(e)           Transferability.  No Incentive Option granted under the Plan shall be assignable or transferable by a Participant, except pursuant to the laws of descent and distribution, and any attempted distribution shall be null and void and of no effect.

(f)           Compliance with Code.  The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.  A Participant shall notify the Board in writing in the event that he disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Common Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it will be entitled in such event under the Code.

Section 8. Restricted Stock

8.1	Grant of Restricted Stock Awards

(a)           Grants.  The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to require forfeiture of such shares from the Participant in the event that conditions specified by the Board in the applicable Restricted Stock Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Restricted Award.  During the restricted period, shares constituting a Restricted Stock Award may not be transferred, although a Participant shall be entitled to exercise other indicia of ownership, including the right to vote such shares and receive any dividends declared on such shares.

(b)           Terms and Conditions.  Subject to Section 8.2, the Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for forfeiture.

              (c)            Stock Certificates.  The Company may cause shares issued as part of a Restricted Stock Award to be issued in either book entry form or certificated form. Shares issued in book entry form will be maintained in an account at the Company’s transfer agent, and only released to a Participant upon satisfaction of any required restrictions. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

8.2           Distribution of Restricted Stock Awards

(a)           Restricted Stock Awards shall not be distributed and the restrictions pertaining to such award shall not expire earlier than –

(1)           upon the completion or satisfaction of the conditions specified by the Board in the Award;

(2)           a Participant’s separation from service;

(3)           the date a Participant becomes disabled (as defined in Section 8.3(b));

(4)           upon the death of a Participant;

(5)           a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as described in Section 10(c) or, if in conflict therewith, to the extent necessary, by the Secretary of Treasury under regulations issued under Code section 409A; or

(6)           upon the occurrence of an unforeseeable emergency.

(b)           A payment of a Participant’s vested interest in a Restricted Stock Award may, in the discretion of the Board, be made in the event of a Participant’s Disability, upon the occurrence of a Change-in-Control (as defined in the Grant Agreement evidencing any Award) or Unforeseeable Emergency (as defined below).  Payments in settlement of a Participant’s vested interest in a Restricted Stock Award shall be made as soon as practicable after such occurrence or after the Participant otherwise vests in such award.  For the purposes of section 409A of the Code, the entitlement to a series of installment payments will be treated as the entitlement to a single payment.

(c)           Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Board determines that the Participant has an unforeseeable emergency (as defined in Section 8.3(b)), the Board may, in its sole discretion, direct the payment to the Participant of all or a portion of the balance of his or her vested interest in a Restricted Stock Award in a lump sum payment, provided that any such withdrawal shall be limited by the Board to the amount reasonably necessary to meet the emergency, including amounts needed to pay any income taxes or penalties reasonably anticipated to result from the payment.  No payment may be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets or to the extent the liquidation of such assets would not cause severe financial hardship.

(d)           The Board may not otherwise permit the acceleration of the time or schedule of any vesting of a Restricted Stock award scheduled to be paid pursuant to the Plan, unless such acceleration of the time or schedule is (i) necessary to fulfill a domestic relations order (as defined in section 414(p)(1)(B) of the Code) or to comply with a certificate of divestiture (as defined in section 1043(b)(2) of the Code), (ii) de minimis in nature (as defined in regulations promulgated under section 409A of the Code), (iii) to be used for the payment of FICA taxes on amounts deferred under the Plan, or (iv) equal to amounts included in the federal personal taxable income of the Participant under section 409A of the Code.

8.3           Definitions for Restricted Stock Awards

(a)           For purposes of this Section 8, the following definitions shall apply-

(1)           “Disability” shall mean (i) the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) if the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

(2)           “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 9.  Extension

The Board may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause Non-Qualified Stock Options or Incentive Stock Options issued under the Plan to fail to comply with Section 409A or 422 of the Code.  An election to defer the lapse of restrictions on a Restricted Stock Award shall not take effect until at least twelve (12) months after the date on which the election is made and in the event that an election to defer the lapse of restrictions is made other than in the event of death, disability or the occurrence of an unforeseeable emergency, payment of such award must be deferred for a period of not less than five (5) years from the date that restrictions would have otherwise lapsed.

Section 10.  General Provisions Applicable to Awards

(a)           Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)           Each Award may be granted alone, in addition to or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.  Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award  may be made by the Board at the time of grant or at any time thereafter.

(c)           In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Company, in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board will provide for any one or more of the following actions, as to outstanding Awards:  (i) provide that such Awards shall be assumed, or equivalent Awards  shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participants, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised (to the extent then exercisable) by the Participant within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, or (iv) provide that all or any outstanding Awards shall become exercisable in full, or that the restrictions on such Awards shall lapse, immediately prior to such event.

(d)           For purposes of the Plan, the following events shall not be deemed a termination of service of a Participant:

  (i)            a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another, or

  (ii)           an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing.

(e)           The Board may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Award held by a Participant, including substituting therefore another Award of the same or a different type or changing the date of exercise or realization, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and further provided that no amendment increasing the number of shares subject to the Plan or decreasing the exercise price for any Option provided for under the Plan may be effectuated without the approval of the shareholders of the Company; provided, however, that no such amendment or modification will be effective if such amendment or modification would cause the Plan to fail to comply with the requirements of Rule 16b-3 under the Act or any successor or replacement regulation.

(f)           The Board may, in its sole discretion, terminate the Plan (in whole or in part) with respect to one or more Participants and distribute to such affected Participants their vested interest in any Restricted Stock award in a lump sum as soon as reasonably practicable following such termination, but if, and only if, (i) all nonqualified defined contribution deferred compensation plans maintained by the Company and its Affiliates are terminated, (ii) no payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the termination of the Plan, (iii) all payments of the vested interest in Restricted Stock awards are made within twenty-four (24) months of the termination of the Plan, and (iv) the Company acknowledges to the Participants that it will not adopt any new nonqualified defined contribution deferred compensation plans at any time within five (5) years following the date of the termination of the Plan.

Section 11.  Miscellaneous

(a)           No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service on the Company's Board.  The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)           Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements.

(c)           Subject to the provisions of the applicable Award, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non-cash distributions with respect to such shares) with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d)           Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e)           No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it.  Each member of the Board shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

(f)           Awards may not be granted under the Plan more than ten (10) years after approval of the Plan by the Company's Shareholders, but then outstanding Awards may extend beyond such date.

(h)           To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey.

(i)           A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her restricted Stock award until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full.  In addition, the Company shall impose such restrictions on stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of any stock exchange or automated quotation system upon which the stock is then listed or quoted, any applicable state securities laws, any provision of the Company’s certificate of incorporation or bylaws, or any other law, regulation, or binding contract to which the Company is a party.

HIGHLANDS BANCORP, INC.

REVOCABLE PROXY FOR

ANNUAL MEETING OF SHAREHOLDERS
MAY 3, 2011

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints the Board of Directors of Highlands Bancorp, Inc.  (the “Company”), and each of them to vote all of the shares of the Company standing in the undersigned's name at the Annual Meeting of Shareholders of the Company, to be held at the corporate headquarters of the Company, 310 Route 94, Vernon, New Jersey 07462, and at any adjournment thereof.  The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends approval of the following proposals.

1.
Election of the following twelve (12) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement: John V. Bosma, E. Jane Brown, George E. Irwin, Andrew J. Mulvihill, Steven V. Oroho, Jeffrey M. Parrott, Dov Perlysky, Edward H. Rolando, Charles H. Shotmeyer, Martin Theobald, Douglas Verduin, and Bruce D. Zaretsky.

☐ FOR ALL NOMINEES

TO WITHHOLD AUTHORITY FOR ANY OF THE ABOVE NAMED NOMINEES, PRINT THE NOMINEE'S NAME(S) ON THE LINE BELOW:

___________________________________________________________

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

2.
An Amendment to the Company’s Certificate of Incorporation to provide for 1,000,000 shares of series preferred stock, the terms, conditions and designations of which may be set by the Board of Directors at the time of issuance;

☐ FOR
☐ AGAINST
☐ ABSTAIN

3.	The approval of Highlands Bancorp, Inc. 2011 Equity Compensation Plan; and

☐ FOR
☐ AGAINST
☐ ABSTAIN

4	To approve the following advisory (non-binding) proposal:

“Resolved, that the shareholders approve the executive compensation of the Company, as described in this proxy statement, including the tabular disclosure regarding the Company’s executive officers in this Proxy Statement.”

☐ FOR
☐ AGAINST
☐ ABSTAIN

8.	Such other business as shall properly come before the Annual Meeting.

Dated:                                  , 2011.

______________________________
Signature

______________________________
Signature

(Please sign exactly as your name appears.  When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such.  If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature.  If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.